Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of Platinum Energy Resources, Inc. on Form S-1/A-2   of our report dated March 31, 2008 with respect to our audits of the consolidated financial statements of Platinum Energy Resources, Inc. as of December 31, 2007 and 2006 and for the years ended December 31, 2007, 2006 and for the period from April 25, 2005 (inception) to December 31, 2005, which report also refers to our audit of the effectiveness of internal control over financial reporting of Platinum Energy Resources, Inc. as of December 31, 2007. As indicated therein, our audit of the effectiveness of internal control over financial reporting of Platinum Energy Resources, Inc. as of December 31, 2007, excluded the TEC and other recent acquisitions. Our audit report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Marcum & Kliegman LLP

Marcum & Kliegman LLP
New York, New York
July 17, 2008